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                                                                    EXHIBIT 10.7


                         CAPITAL PACIFIC HOLDINGS, INC.
                    STOCK INCENTIVE AGREEMENT (NON-QUALIFIED)

        THIS STOCK INCENTIVE AGREEMENT (the "Agreement"), dated as of February 8, 1999 ("Grant Date") between CAPITAL PACIFIC HOLDINGS, INC., a Delaware corporation ("Company"), and _________________________ ("Employee").

        WHEREAS, the Company has established the 1995 Stock Incentive Plan ("Plan"), a copy of which is attached hereto as Exhibit "A" and made a part hereof; and

        WHEREAS, the Executive Committee of the Board of Directors ("Committee") has determined that the Employee shall be granted an option ("Option") under the Plan as hereinafter set forth;

        NOW THEREFORE, the parties hereby agree that in consideration of services rendered and to be rendered, the Company grants the Employee an Option to purchase _________ shares of the Company's $.10 par value Non-Voting Common Stock (each an "Option Share" and collectively the "Option Shares") upon the terms and conditions set forth herein.

        1. Plan. This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof. This Option is a Non-Qualified Stock Option.

        2. Price. The exercise price shall be two dollars and seventy-five cents ($2.75) per Option Share (the "Option Price").

        3. Term. This Option will expire ten (10) years from the date hereof, unless sooner terminated or canceled in accordance with the provisions of the Plan or this Agreement.

        4. Nontransferability. This Option is not transferable by the Employee otherwise than by will or the laws of descent and distribution. During Employee's lifetime, only Employee may exercise this Option. This Option may not be transferred, assigned, pledged, hypothecated, or otherwise disposed by the Employee during his lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of this Option contrary to the provisions hereof, and the levy of an attachment or similar process upon this Option, shall be null and void and without effect. The Company shall have the right to terminate this Option in the event of such attempted transfer, assignment, pledge, hypothecation, or other disposition of this Option, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise this Option, provided, however, that termination of this Option hereunder shall not prejudice any rights or remedies which the Company may have under this Agreement or otherwise.

        5. Time of Exercise. This Option may only be exercised while the Employee is in the employ of the Company and for a period of sixty (60) days after the termination of such

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employment. This Option may not be exercised before the first anniversary of the
Grant Date, nor may it be exercised as to more than one-third of Option Shares before the second anniversary of the Grant Date, nor may it be exercised as to more than two-thirds of Option Shares before the third anniversary of the Grant Date.

        5. Adjustments. In the event of a merger in which the Company does not survive (other than an internal reorganization) or a sale of all or substantially all of the assets of the Company, this Option will become immediately exerciseable with respect to that portion of the Option Shares to which this Option had not yet been exerciseable as of such date prior to such merger or sale of assets.

        6. Methods of Exercise. This Option may be exercised by delivering to the Chief Financial Officer of the Company, or any other officer designated by the Committee, written notice of the number of Option Shares being purchased together with full payment of the Option Price, provided, however, that each such exercise shall be for a minimum of one-hundred Option Shares, or for the remaining Option Shares covered by the exerciseable portion of the Option if less than one-hundred (100). Payment may be in (i) cash, (ii) shares of the Company's common stock, (iii) a combination thereof, or (iv) through use of the Company's "cashless exercise" program, if then in effect. Any federal, state or local taxes required to be paid or withheld at the time of exercise will be paid or withheld in full prior to any delivery of Option Shares upon exercise.

        8. Right to Repurchase. In the event of Employee's termination of employment with the Company or its Subsidiaries (as defined in the Plan) for any reason (including death) after any portion of the Option has been exercised, the Company shall have the right to repurchase from Employee the Option Shares owned by Employee at their Fair Market Value, as hereinafter defined. "Fair Market Value" means (i) if either or both the Option Shares and the Company's voting Common Stock ("Voting Common Stock") are listed on a securities exchange, the greater of the prior trading day's closing price of the Option Shares or the prior trading day's closing price of the Voting Common Stock quoted on such exchange or (ii) in all other cases, as established in good faith by the Committee.

        9. Restrictions on the Transferability of Option Shares. The Option Shares purchased through this Option are not transferable other than by will or the laws of descent and distribution, or as set forth in this Section 9. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option Shares contrary to the provisions hereof shall be null and void and without effect. In the event that the Employee desires to sell any Option Shares purchased through this Option pursuant to a bona fide offer, the Employee shall provide a copy of such bona fide offer to the Company and offer the Option Shares to the Company at the same price and terms as that contained in such bona fide offer. The Company shall have thirty (30) days from and after receipt thereof to decide whether or not to purchase the Option Shares at such price. If the Company gives notice of its intent not to purchase or shall give no notice within the time herein limited, Employee may accept, at the same price and terms set forth in such bona fide offer and proceed with the sale thereunder to the person or entity which made such offer. If the Employee does not consummate such sale within sixty (60) days of the expiration of such thirty (30) day


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period on terms no less favorable to the Employee than as set forth in the bona fide offer provided to the Company, then any subsequent transfer of such Option Shares shall again be subject to the provisions of this Section 9. If the Company notifies Employee that it elects to purchase the Option Shares at such price, Employee shall sell to the Company, and the Company shall purchase from the Employee, the Option Shares at such price and on such terms.

        10. No Promise of Continued Employment. Neither the Plan nor this Agreement nor any provision under either shall be construed so as to grant Employee any right to remain in the employ of the Company, and it is expressly agreed and understood that employment is terminable at the will of either party.

        11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns.

        12. Gender. Whenever used herein, references to the masculine gender shall include reference to the feminine gender.

        13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

        14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof.

        15. Notices. Each notice relating to this Agreement shall be in writing and shall be deemed to have been duly made and received when delivered by recognized overnight courier services, expenses prepaid. All notices shall be delivered to the addresses set forth below:

        (a) if to the Company,
              then to:              Capital Pacific Holdings, Inc.
                                    4100 MacArthur Boulevard
                                    Suite 200
                                    Newport Beach, California  92660
                                    Attention:  Chief Executive Officer

        With copies (which
          shall not constitute
          notice) to:               Capital Pacific Holdings, Inc.
                                    4100 MacArthur Boulevard
                                    Suite 200
                                    Newport Beach, California  92660
                                    Attention:  General Counsel


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                                    Dag Wilkinson, Esq.
                                    Wiley, Rein and Fielding
                                    1776 K Street, N.W.
                                    Washington, D.C.  20006

        (b) If to Employee, then to Employee's address as set forth in the Company's records.

        Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 15 providing for the giving of notice.

        16. Counterparts. This Agreement may be executed in duplicate counterparts. Each counterpart will be an original and both together will constitute but one and the same document.

                            [SIGNATURE PAGE FOLLOWS]


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        IN WITNESS WHEREOF, the Company and the Employee have executed this
Agreement as of the date first above written.

EMPLOYEE:                                CAPITAL PACIFIC HOLDINGS, INC.

--------------------------------
                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:


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